AMENDMENT NO. 4 TO
                       SEMICONDUCTOR TECHNOLOGY AGREEMENT


         This Amendment No. 4 (the "Amendment") to the parties' Semiconductor Technology Agreement is entered into as of May 21, 1997 ("Effective Date") by and between Rambus Inc., a Delaware corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and LG Semicon Co., Ltd. (formerly known as GoldStar Electron Co., Ltd.), a Korean corporation with principal offices at 1, Hyangjeong-dong, Hungduk-gu, Cheongju-si, Chungcheongbuk-do, 361-480 Korea ("LGS").


                                    RECITALS

         A. In 1994 the parties entered into a Semiconductor Technology Agreement (as previously restated and amended, the "License Agreement");

         B. The parties entered into Amendment No. 2 dated March 20, 1996 to the License Agreement to provide for the development by Rambus of a Rambus ASIC cell for LGS's 0.35 micron semiconductor manufacturing process;

         C. The parties desire to further amend the License Agreement to include the development by Rambus of a Rambus ASIC cell for LGS's 70 angstrom 0.35 micron semiconductor manufacturing process (the "Modified RAC") as defined hereinbelow, on the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for characterization by Rambus of the Modified RAC.

         NOW, THEREFORE, the parties agree that the License Agreement is further amended to include the following:

1.       Definitions and Related Matters.

         Capitalized terms used in this Amendment shall have the meaning specified therefor in the License Agreement or Amendment No. 2, as applicable, and, in addition, the following terms shall have the meaning set forth below:

         1.1 "LGS Process Technology" means the 70 angstrom 0.35 micron process technology adopted by LGS.

         1.2 "Modified RAC" means the ASIC cell based on the design of the New RAC (as defined in Amendment No. 2) as modified for the LGS Process Technology by Rambus in accordance with this Amendment.

         1.3 "Modified RAC Deliverables" means the items specified in Exhibit A hereto.

         1.4 "EzTRAC" means a prototype Rambus test ASIC device designed and manufactured by or for LGS and incorporating the Modified RAC.

         1.5 "Rambus Interface Technology," as defined in Section 1.1 of the License Agreement, shall also include the Modified RAC Deliverables developed hereunder.

2.       Development of the Modified RAC.

         2.1 Rambus shall use its reasonable best efforts to deliver to LGS the Modified RAC Deliverables specified in Exhibit A by June 30, 1997, subject to the signing of this Amendment by May 21, 1997 and the provisions of Section 2.3 below.

         2.2 LGS shall assign an English-speaking engineer or an engineer with experience in communicating in English as liaison to Rambus on this project and shall cooperate with Rambus to complete the development contemplated by this Amendment to the extent LGS considers reasonably necessary including, without limitation, performance of the obligations specified in Section 3 and Exhibit C.

         2.3 LGS will use its best efforts to deliver to Rambus final versions of the items set forth in Exhibit C by May 21, 1997. LGS acknowledges that providing the process deliverables set forth in Exhibit C is a critical part of developing the Modified RAC by Rambus and that any delay in delivery to Rambus of the items set forth in Exhibit C after May 21, 1997 will impact Rambus' ability to meet the target date for delivery of the Modified RAC Deliverables provided in Section 2.1 above.

         2.4 Based on the delivery schedule for the Modified RAC Deliverables in
Section 2.1 above, LGS will use its best efforts to complete the fabrication of the EzTRAC by July 31, 1997.

3.       LGS's Assistance and Acceptance.

         3.1 LGS will design an ASIC that includes the Modified RAC and incorporates the netlists of the EzTRAC.

         3.2 LGS will generate masks and manufacture engineering samples of the EzTRAC with the Modified RAC.

         3.3 LGS will use its best efforts to complete the fabrication and assembly of the EzTRAC by July 31, 1997. LGS will provide at least ten (10) package engineering samples of the EzTRAC with the Modified RAC to Rambus for each process condition to be characterized (typical, SS and FF).

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         3.4 Within thirty-five (35) days after receipt of the  characterization report from Rambus in accordance with Section 4.2 below, LGS shall examine such report in order to determine if it satisfies all the requirements of Sections
4.1 and 4.2 below. Prior to the expiration of this thirty-five (35) day period, LGS shall provide Rambus with a written acceptance of the characterization report or a written statement reporting LGS's dissatisfaction with such report. In the event LGS delivers a statement of dissatisfaction to Rambus, Rambus shall promptly correct the unsatisfactory aspect(s) of such report and redeliver a corrected characterization report to LGS. Within thirty-five (35) days after such redelivery, LGS shall provide Rambus with written acceptance or with a statement of dissatisfaction. The above procedure shall be repeated until LGS provides Rambus with a written acceptance of the characterization report.

4.       Characterization.

         4.1 Rambus shall, in accordance with the terms and conditions contained hereinafter, characterize the functionality of the Modified RAC and the behavior of the Rambus channel of the Modified RAC on the EzTRAC using a customized load board on its HP83000/F660 tester. Characterization shall be performed at room temperature and at hot and cold using three (3) devices from one lot which have been fabricated using typical process parameters. In addition, if SS and FF devices are available from LGS, this characterization shall also be performed at room temperature using three (3) devices from each such lot. Characterization shall be in accordance with the Rambus "Test Methodology for ASICs with RAC" for RAC X as specified in the Rambus "EzTRAC Specification".

         4.2 Rambus shall use its reasonable best efforts to deliver to LGS by September 30, 1997 a characterization report of the functionality of the Modified RAC and the behavior of the Rambus channel of the Modified RAC on the EzTRAC and its data. Such characterization report will include the specific results in each test in each skew wafer to tell the performances and design margins of the Modified RAC with respect to the RAC Specification, revision 1.1. In addition, such report will include an evaluation of design and/or process problems, if any, found in the Modified RAC along with proposed remedies for such problems. Rambus' ability to meet the September 30, 1997 date is subject to the execution of this Agreement by May 21, 1997 and the provisions of Section 3 above.

5.       Engineering Services Fees.

         5.1  In  consideration   for  Rambus'   engineering   services  in  the
development of the Modified RAC hereunder, LGS will pay to Rambus an engineering services fee of two hundred fifty thousand dollars (U.S. $250,000), as follows:

              (a) one hundred  thousand  dollars (U.S.  $100,000)  within thirty
(30) days of the Effective Date or within fifteen (15) business days of Korean government approval, whichever comes earlier;

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              (b) one hundred  fifty  thousand  dollars (U.S.  $150,000)  within thirty (30) days of the tapeout of the database.

         5.2 In consideration for Rambus' engineering services in performing the characterization of the Modified RAC, LGS shall pay to Rambus an engineering services fee of one hundred twenty-five thousand U.S. dollars (U.S. $125,000), payable as follows:

                     (a) seventy-five thousand dollars (U.S. $75,000) within thirty (30) days of LGS's delivery of silicon to Rambus; and

                     (b) fifty  thousand  dollars (U.S.  $50,000)  within thirty
(30) days of  acceptance  by LGS of the  characterization  report as provided in
Section 4.4 above, as applied to the Modified RAC.

         5.3 All payments by LGS to Rambus under the provisions of Sections 5.1 and 5.2 above will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of LGS under the License Agreement. The parties understand that the engineering services fees to be paid to Rambus represent partial reimbursement of the total cost incurred by Rambus for engineering services to be performed hereunder.

         5.4 If any of Rambus' obligations hereunder, including without limitation any consultation or evaluation services Rambus may provide to LGS, are performed in Korea by mutual agreement of Rambus and LGS, then LGS shall reimburse all travel and related living expenses incurred by Rambus with respect thereto within thirty (30) days after receipt of Rambus' invoice therefor.

         5.5 All payments by LGS to Rambus under this Section 5 shall be made by telegraphic wire transfer to Rambus' bank account designated by Rambus in writing in advance.

6.       Ownership.

         6.1 Subject to the licenses granted to LGS pursuant to the License Agreement and this Amendment, Rambus shall own and retain all right, title, and interest in the generic RAC designed by Rambus hereunder, and all intellectual property rights with respect thereto, including without limitation the unsized transistor netlist implementations. Without limiting the foregoing, nothing in this Amendment shall prevent or restrict Rambus from developing similar implementation packages and RACs for or with third parties, including use by Rambus of information developed or learned by Rambus in connection with the development of the specific RAC hereunder, except for Confidential Information of LGS provided to Rambus.

         6.2 LGS shall own all right, title and interest in such portions of the Modified RAC as are modified or developed by Rambus for LGS hereunder and shall retain all right, title and interest in LGS's technology which may be used or contained in the Modified RAC including, but not limited to, LGS Process Technology.

         6.3 THE TECHNICAL INFORMATION, SERVICES, AND ANY CONFIDENTIAL INFORMATION PROVIDED BY RAMBUS TO LGS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.       Term and Termination.

         7.1 This Amendment shall terminate upon any termination of the License Agreement. Termination of this Amendment, however, for default hereof, shall be severable from termination of the License Agreement and each prior amendment thereto. That is, this Amendment shall be terminable for default, in accordance with the procedures specified in Section 8.2(a) of the License Agreement, by either party with respect to a default of either party's obligations hereunder, or with respect to obligations pursuant to the License Agreement as applied to the Modified RAC or the development thereof. Any such termination of this Amendment, however, shall not result in termination of the License Agreement or any prior amendment thereto.

         7.2 Upon  termination of this  Amendment by Rambus  pursuant to Section
7.1 above, LGS's rights and licenses with respect to the Modified RAC shall terminate. Otherwise, such rights and licenses of LGS shall survive, conditioned on LGS's continuing compliance with its obligations under the License Agreement and this Amendment. The parties' rights and obligations pursuant to Section 6 shall survive any termination or expiration of this Amendment.

8.       Government Approvals.

         LGS shall be responsible for any required filings of this Amendment with Korean government agencies.

9.       License Agreement.

         Except as expressly provided in this Amendment, the License Agreement, as previously amended, shall remain unmodified and in full force and effect. In the event of any inconsistency or conflict, the provisions of this Amendment shall control and govern over the provisions of the License Agreement.


LG SEMICON CO., LTD.                          RAMBUS INC.


By:______________________________             By:______________________________

Print Name:______________________             Print Name:______________________

Title:___________________________             Title:___________________________

Date:____________________________             Date:____________________________

                                       -3-

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                                    EXHIBIT A
                            MODIFIED RAC DELIVERABLES


1. Layout database of the RAC cell in Cadence Edge format or GDSII format. The layout is based on a floorplan template which is optimized for a pad pitch of 90u.

                  a. Rambus will ensure that the layout database is DRC clean according to the DRC layout rules provided by LGS. Rambus will use the Cadence Edge PDV tools.

                  b. Rambus will ensure that the database is LVS clean with the layout database corresponding to the Cadence schematics.

                  c. Critical circuits will pass simulations to reasonable skew process corners with voltages 3.3 +/- 10% and junction temperatures 25(degree) C to 110(degree) C.

2. Schematics of database in Cadence Edge format and printed on paper.

3. Characterization requirements:

                  a. Test vectors in HP83000 format for the EzTRAC for RAC characterization purposes.

                  b. Characterization requirements document.

                  c.  Description  of  cable,   load  board  and  probe  station
                  requirements for the HP83000

                  and EZTRAC.

                                    EXHIBIT B
                                CHARACTERIZATION


1.  WORK.

         a. Rambus shall characterize the New RAC on the EZTRAC using a customized load board on its HP83000 tester.

         b. The characterization shall be performed using three (3) devices for one lot which have been fabricated using typical process parameters.

2.  DELIVERABLES.

         a. Netlists and test patterns for the EZTRAC which provides a device to characterize the PLL and the AC and DC parameters of the New RAC.

         b. A characterization report of the New RAC on the EZTRAC and its data.

                                    EXHIBIT C
                            LGS PROCESS DELIVERABLES


1. HSpice models of transistors, resistors, diodes, and bipolar transistors in paper and electronic formats. I.V. curve data simulated from the models and from actual device measurements. The models should be of high enough quality to enable high speed analog and digital designs. (Level 28 is commonly used).

2. Cross section profile of transistors and interconnect structures including materials, thicknesses and spacings.

3. Layout design rules and final on-wafer dimensions of all layers.

4.  Other   process  data,   e.g.   resistivities,   temperature   coefficients,
electromigration rules, ESD and latch up rules, etc. and their variations.